Filed pursuant to Rule 424(b)(3)

Registration No. 333-252589

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated February 9, 2021)

Vincerx Pharma, Inc.

Up to 6,112,884 Shares of Common Stock

Up to 6,851,883 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 3,570,000 Private Warrants

This prospectus supplement supplements the prospectus dated February 9, 2021 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-252589). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on April 5, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 6,851,883 shares of our common stock, $0.0001 par value per share, which consists of: (i) up to 3,570,000 shares of common stock that are issuable upon the exercise of 3,570,000 private warrants originally issued in a private placement in connection with the initial public offering of LifeSci Acquisition Corp., or LSAC; and (ii) up to 3,281,883 shares of common stock that are issuable upon the exercise of 6,563,767 public warrants originally issued in the initial public offering of LSAC.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus or their donees, pledgees, transferees or other successors in interest, of: (i) up to 9,682,884 shares of common stock (including up to 3,570,000 shares of common stock that may be issued upon exercise of the private warrants and 2,034,130 shares of common stock that may become issuable as Earnout Shares (as defined in the Prospectus)); and (ii) up to 3,570,000 private warrants.

Our units, common stock and public warrants are listed on The Nasdaq Capital Market under the symbols “VINCU,” “VINC” and “VINCW,” respectively. On April 1, 2021, the closing price of our units was $27.00, the closing price of our common stock was $19.23 and the closing price of our public warrants was $3.81.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 9 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 5, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Sheridan Avenue, Suite 400 Palo Alto, CA		94306
(Address of principal executive offices)		(Zip Code)

(650) 800-6676

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value per share, and one Warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50 per share	VINCU	The Nasdaq Stock Market LLC
Common Stock	VINC	The Nasdaq Stock Market LLC
Warrants	VINCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2021, the Board of Directors of Vincerx Pharma, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws to amend Section 2.10 in its entirety to read as follows:

2.10 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

The foregoing summary of the amendment to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, as amended as of April 2, 2021, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On April 5, 2021, the Company issued a press release announcing the redemption of all of its outstanding warrants, other than the Private Placement Warrants (as defined in the Warrant Agreement), to purchase shares of the Company’s common stock that were issued under the Warrant Agreement, dated March 5, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in the Company’s initial public offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Notice of Redemption delivered by the Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 or the Notice of Redemption attached hereto as Exhibit 99.2 shall constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of the Company, as amended as of April 2, 2021.

99.1	Press release dated April 5, 2021.

99.2	Notice of Redemption dated April 5, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2021

VINCERX PHARMA, INC.

By:	/s/ Dr. Ahmed M. Hamdy
Dr. Ahmed M. Hamdy
Chief Executive Officer

Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

VINCERX PHARMA, INC.

(formerly known as Vincera Pharma, Inc.)

(a Delaware corporation)

(As amended as of April 2, 2021)

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

		Page
ARTICLE 8 General Provisions		16

8.1	Dividends	16

8.2	Checks	16

8.3	Corporate Seal	16

8.4	Execution of Corporate Contracts and Instruments	16

8.5	Representation of Shares of Other Corporations	16

ARTICLE 9 Forum for Adjudication of Disputes		17

9.1	Exclusive Forum; Delaware Chancery Court	17

9.2	Exclusive Forum; Federal District Courts	17

ARTICLE 10 Amendments		17

-iii-

AMENDED AND RESTATED

B Y L A W S

OF

VINCERX PHARMA, INC.

(formerly known as Vincera Pharma, Inc.)

(a Delaware corporation)

ARTICLE 1

Offices

1.1    Registered Office. The registered office of Vincerx Pharma, Inc. shall be set forth in the certificate of incorporation of the corporation (the “Certificate”).

1.2    Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “Board”) may from time to time designate, or the business of the corporation may require.

ARTICLE 2

Meeting of Stockholders

2.1    Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, at the principal executive offices of the corporation. The Board may, in its sole discretion, (a) determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication, or (b) permit participation by stockholders at such meeting, by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

2.2    Annual Meeting.

(a)    Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect by a plurality vote the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meeting. Except as otherwise restricted by the Certificate or applicable law, the Board may postpone, reschedule or cancel any annual meeting of stockholders.

(b)    To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,

(b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder of record. A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For the purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and number of shares of the corporation that are owned beneficially and of record by the stockholder and such beneficial owner; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “1934 Act”) in such stockholder’s capacity as a proponent of a stockholder proposal.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.3    Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by (a) the Secretary only at the request of the Chairman of the Board or the Chief Executive Officer, or (b) by a resolution duly adopted by the affirmative vote of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the matters relating to the purpose or purposes stated in the notice of meeting. Except as otherwise restricted by the certificate of incorporation or applicable law, the Board may postpone, reschedule or cancel any special meeting of stockholders.

2.4    Notice of Meetings. Except as otherwise provided by law, the certificate of incorporation or these bylaws, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

2.5    List of Stockholders. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

2.6    Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.7    Quorum. Except where otherwise provided by law or the Certificate or these bylaws, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

2.8    Adjournments. If a quorum is not present or represented at any meeting of stockholders, a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or by any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

2.9    Voting Rights. Unless otherwise provided in the DGCL or the Certificate, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder. No holder of shares of the corporation’s common stock shall have the right to cumulative votes.

2.10    Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.11    Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.

2.12    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the first sentence of this Section 2.12, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.

2.13    Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.14    No Action Without a Meeting. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting called and noticed in the manner required by these bylaws and the DGCL. The stockholders may not in any circumstance take action by written consent.

ARTICLE 3

Directors

3.1    Number, Election, Tenure and Qualifications. The number of directors that shall constitute the entire Board shall be fixed from time to time by resolution adopted by a majority of the directors of the corporation then in office. No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of office expires.

The Board shall be divided into three classes, each class to serve for a term of three (3) years and to be as nearly equal in number as possible. Class I shall be comprised of directors who shall serve until the first annual meeting of stockholders following the effective date of these bylaws. Class II shall be comprised of directors who shall serve until the second annual meeting of stockholders following the effective date of these bylaws. Class III shall be comprised of directors who shall serve until the third annual meeting of stockholders following the effective date of these bylaws. The Board is authorized, upon the initial effectiveness of the classification of the Board, to assign members of the Board already in office among the various classes.

3.2    Director Nominations. At each annual meeting of the stockholders, directors shall be elected by a plurality vote for that class of directors whose terms are then expiring, except as otherwise provided in Section 3.3, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

Notwithstanding the previous sentence, if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director shall promptly tender his or her irrevocable resignation for the Board’s consideration. If such director’s resignation is accepted by the Board, then, except as otherwise provided in Section 3.3, the Board, in its sole discretion, may fill the resulting vacancy in accordance with the provisions of Section 3.2 or may decrease the size of the Board in accordance with the provisions of Section 3.1.

Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board must be (a) made by or at the direction of the Board (or any duly authorized committee thereof), (b) made in accordance with the Voting Agreement (as defined in Section 3.3), or (c) made by any stockholder of record of the corporation entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in this Section 3.2. Directors need not be stockholders. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation (i) in the case of an annual meeting of stockholders, not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder and (v) the nominee’s written consent to serve, if elected, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these bylaws) may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

3.3    Enlargement and Vacancies. Except as otherwise provided by the certificate of incorporation, subject to the rights of the holders of any series of preferred stock then outstanding or the rights set forth in that certain Voting and Support Agreement, dated as of December 23, 2020, as it may be amended from time to time, by and among the corporation and certain stockholders of the corporation (the “Voting Agreement”), newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office until the next annual election at which the term of the class to which he or she has been elected expires and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, by the certificate of incorporation or the Voting Agreement, may exercise the powers of the full board until the vacancy is filled.

3.4    Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business addressed to the attention of the Chief Executive Officer, the Secretary, the Chairman of the Board or the Chair of the Nominating and Corporate Governance Committee of the Board, who shall in turn notify the full Board (although failure to provide such notification to the full Board shall not impact the effectiveness of such resignation). Such resignation shall be effective upon receipt of such notice by one of the individuals designated above unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Except as required by applicable law and the Voting Agreement, any director or the entire Board may be removed, but only for cause, by the holders of not less sixty-six and two-thirds percent (66-2/3%) of the voting power of the capital stock issued and outstanding then entitled to vote at an election of directors.

3.5    Powers. The business of the corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate or by these bylaws directed or required to be exercised or done by the stockholders.

3.6    Chairman of the Board. The directors shall elect a Chairman of the Board and may elect a Vice Chair of the Board, each to hold such office until their successor is elected and qualified or until their earlier resignation or removal. In the absence or disability of the Chairman of the Board, the Vice Chair of the Board, if one has been elected, or another director designated by the Board, shall perform the duties and exercise the powers of the Chairman of the Board. The Chairman of the Board of the corporation shall if present preside at all meetings of the stockholders and the Board and shall have such other duties as may be vested in the Chairman of the Board by the Board. The Vice Chair of the Board of the corporation shall have such duties as may be vested in the Vice Chair of the Board by the Board.

3.7    Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.8    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board; provided, however, that any director who is absent when such a determination is made shall be given prompt notice of such determination.

3.9    Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, or by the written request of a majority of the directors then in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least three (3) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

3.10    Quorum, Action at Meeting, Adjournments. At all meetings of the Board, a majority of directors then in office, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, as it presently exists or may hereafter be amended, or by the bylaws of the corporation. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11    Action Without Meeting. Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

3.12    Telephone Meetings. Unless otherwise restricted by the Certificate or these bylaws, any member of the Board or any committee thereof may participate in a meeting of the Board or of any committee, as the case may be, by means of conference telephone or by any form of communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.13    Committees. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the lawfully delegated powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and make such reports to the Board as the Board may request or the charter of such committee may then require. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board.

3.14    Fees and Compensation of Directors. The Board shall have the authority to fix the compensation of directors.

ARTICLE 4

Officers

4.1    Officers Designated. The officers of the corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Board may also choose a Treasurer, one or more Vice Presidents, and one or more assistant Secretaries or assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate or these bylaws otherwise provide.

4.2    Election. The Board shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. Other officers may be appointed by the Board or may be appointed pursuant to a delegation of authority from the Board.

4.3    Tenure. Each officer of the corporation shall hold office until such officer’s successor is appointed and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation, removal or incapacity. Any officer appointed by the Board or by the Chief Executive Officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board or a committee duly authorized to do so. Any vacancy occurring in any office of the corporation may be filled by the Board, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal place of business to the attention of the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.4    The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.

4.5    The President. The President shall, in the event there is no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board, the Chief Executive Officer or these bylaws.

4.6    The Vice President. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer, the President or these bylaws.

4.7    The Secretary. The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall sign such instruments on behalf of the corporation as the Secretary may be authorized to sign by the Board or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

4.8    The Assistant Secretary. The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

4.9    The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer in charge of the general accounting books, accounting and cost records and forms. The Chief Financial Officer may also serve as the principal accounting officer and shall perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.

4.10    The Treasurer and Assistant Treasurers. The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer. It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.

4.11    Bond. If required by the Board, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the corporation.

4.12    Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 5

Notices

5.1    Delivery. Whenever, under the provisions of law, or of the Certificate or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by commercial delivery service, facsimile transmission, electronic means or similar means addressed to such director or stockholder at such person’s address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

5.2    Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate or of these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE 6

Indemnification and Insurance

6.1    Indemnification of Officers and Directors. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation (or any predecessor), or is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the corporation, or other enterprise (or any predecessors of such entities) (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, including, but not limited to, Section 102(b)(7) of the DGCL (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Each person who is or was serving as a director, officer, employee or agent of a subsidiary of the corporation shall be deemed to be serving, or have served, at the request of the corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right.

Any indemnification (but not advancement of expenses) under this Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought by Indemnitee (the “Disinterested Directors”), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (d) by the stockholders.

6.2    Indemnification of Others. This Article 6 does not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those persons identified in Section 6.1 when and as authorized by the Board or by the action of a committee of the Board or designated officers of the corporation established by or designated in resolutions approved by the Board; provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt by the corporation of a written undertaking by such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 6 or otherwise.

6.3    Advance Payment. The right to indemnification under this Article 6 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within thirty (30) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 6.1 or otherwise.

Notwithstanding the foregoing, unless such right is acquired other than pursuant to this Article 6, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board by a majority vote of the Disinterested Directors, even though less than a quorum, or (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors or the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

6.4    Right of Indemnitee to Bring Suit. If a claim for indemnification (following final disposition of such proceeding) or advancement of expenses under this Article 6 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

6.5    Non-Exclusivity and Survival of Rights; Amendments. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 6 shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 6 shall not in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

6.6    Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

6.7    Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 6 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 6 shall apply to claims made against an Indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.

6.8    Severability. If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 7

Capital Stock

7.1    Certificates for Shares. The shares of the corporation shall be (i) represented by certificates or (ii) uncertificated and evidenced by a book-entry system maintained by or through the corporation’s transfer agent or registrar. Certificates shall be signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2    Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.3    Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

7.4    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5    Lost, Stolen or Destroyed Certificates. The corporation may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and on such terms and conditions as the corporation may require. When authorizing the issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, to indemnify the corporation in such manner as it may require, and/or to give the corporation a bond or other adequate security in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 8

General Provisions

8.1    Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the Certificate, if any, may be declared by the Board at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate.

8.2    Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

8.3    Corporate Seal. The Board may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board.

8.4    Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.5    Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any corporation or corporations or similar ownership interests of other business entities standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares or similar ownership interests held by the corporation in any other corporation or corporations or other business entities may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE 9

Forum for Adjudication of Disputes

9.1    Exclusive Forum; Delaware Chancery Court. To the fullest extent permitted by law, and unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware), shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of the certificate of incorporation or these bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1.

9.2    Exclusive Forum; Federal District Courts. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933 and the Securities Exchange Act of 1934. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2.

ARTICLE 10

Amendments

Subject to the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the bylaws of the corporation, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the corporation then in office. In addition to any vote of the holders of any class or series of stock of the corporation required by the DGCL or the Certificate, the bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of the capital stock of the corporation entitled to vote in the election of directors, voting as one class.

Exhibit 99.1

Vincerx Pharma Announces

Redemption of Public Warrants

PALO ALTO, California, April 5, 2021 — Vincerx Pharma, Inc. (Nasdaq: VINC) (the “Company”), today announced that it will redeem all of its outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), that were issued under the Warrant Agreement, dated as of March 5, 2020 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), and that remain outstanding at 5:00 p.m. New York City time on May 5, 2021 (the “Redemption Date”) for a redemption price of $0.01 per Public Warrant (the “Redemption Price”). Prior to the Redemption Date, the Company’s units, listed on the Nasdaq Capital Market under the symbol “LSACU,” will each be separated into one share of Common Stock and one Public Warrant, and be traded on the Nasdaq Capital Market under the symbols “LSAC” and “LSACW,” respectively.

Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement and still held by the initial holders thereof or their permitted transferees are not subject to this redemption.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all the outstanding Public Warrants if the last sale price of the Common Stock is at least $16.50 per share for any 20 trading days within any 30-day trading period ending on the third business day prior to the date on which a notice of redemption is given. This share price performance target has been met. At the direction of the Company, the Warrant Agent has delivered a notice of redemption to each of the registered holders of the outstanding Public Warrants.

Each Public Warrant may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date, to purchase one-half (1/2) of a fully paid and non-assessable share of Common Stock underlying such warrant, at the exercise price of $11.50 per whole share of Common Stock. Pursuant to the Warrant Agreement, a holder may exercise its warrants only for a whole number of shares. This means that only an even number of Public Warrants may be exercised at any given time by a holder. Any Public Warrants that remain unexercised following 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Public Warrants will be entitled to receive only the redemption price of $0.01 per warrant. 6,563,767 Public Warrants were initially issued by the Company, exercisable for an aggregate of 3,281,883 shares of Common Stock at a price of $11.50 per share, representing a total of approximately $37.7 million in potential proceeds to the Company.

None of the Company, its board of directors or employees has made or is making any representation or recommendation to any holder of the Public Warrants as to whether to exercise or refrain from exercising any Public Warrants.

The shares of Common Stock underlying the Public Warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement on Form S-1 filed with, and declared effective by, the Securities and Exchange Commission (File No. 333-252589).

Questions concerning redemption and exercise of the Public Warrants can be directed to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, telephone number (212) 509-4000.

1

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Vincerx Pharma, Inc.

Vincerx Pharma (Vincerx) is a recently formed clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincerx’s executive team has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincerx’s current pipeline is derived from an exclusive license agreement with Bayer and includes a clinical-stage and follow-on small molecule drug program and a preclinical stage bioconjugation/next-generation antibody-drug conjugate platform.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the redemption of the Public Warrants and the expected proceeds from the exercise of the Public Warrants. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; risks associated with preclinical or clinical development conducted prior to Vincerx’s in-licensing; failure to realize the anticipated benefits of the business combination with LifeSci Acquisition Corp.; failure to realize the benefits of the Bayer license; risks related to the rollout of Vincerx’s business and the timing of expected business milestones; changes in the assumptions underlying Vincerx’s expectations regarding its future business or business model; Vincerx’s ability to develop and commercialize product candidates; the availability and uses of capital; the effects of competition on Vincerx’s future business; and the risks and uncertainties set forth in reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

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Contact Information

Bruce Mackle

LifeSci Advisors, LLC

646-889-1200

bmackle@lifesciadvisors.com

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Exhibit 99.2

April 5, 2021

NOTICE OF REDEMPTION OF CERTAIN WARRANTS (CUSIP 92731L114)

Dear Public Warrant Holder,

Vincerx Pharma, Inc. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on May 5, 2021 (the “Redemption Date”), all of the Company’s outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), that were issued under the Warrant Agreement, dated as of March 5, 2020 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as part of the units sold in the Company’s initial public offering (the “IPO”) for a redemption price of $0.01 per Public Warrant (the “Redemption Price”). Each Public Warrant entitles the holder thereof to purchase one-half (1/2) of a share of Common Stock for a purchase price of $11.50 per whole share of Common Stock, subject to adjustment. Pursuant to the Warrant Agreement, a holder may exercise its warrants only for a whole number of shares. This means that only an even number of Public Warrants may be exercised at any given time by a holder. Any Public Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO and are still held by the initial holders thereof or their permitted transferees are not subject to this notice of redemption.

The Public Warrants are listed on the Nasdaq Capital Market under the symbol “VINCW” and the Common Stock is listed on the Nasdaq Capital Market under the symbol “VINC.” On March 31, 2021, the last reported sale price of the Public Warrants was $4.04 and the last reported sale price of the Common Stock was $19.30.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Public Warrant holders to exercise their Public Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Public Warrants will have no rights with respect to those warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Public Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Public Warrants for exercise. The New York Stock Exchange indicated that the Public Warrants cannot be traded after 5:00 p.m. New York City time on the business day prior to the Redemption Date.

The Company is exercising this right to redeem the Public Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.1 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Public Warrants if the last sales price of the Common Stock equals or exceeds $16.50 per share for any 20 trading days within the 30-day trading period ending on the third business day prior to the date on which a notice of redemption is given. The last sales price of the Common Stock has been at least $16.50 per share for any 20 trading days within the 30-day trading period ending on March 31, 2021 (which is the third trading day prior to the date of this redemption notice).

EXERCISE PROCEDURE

Public Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Public Warrants to purchase Common Stock. Warrants may only be exercised for cash. Each Public Warrant entitles the holder thereof to purchase one-half (1/2) of a share of Common Stock at a cash price of $11.50 per whole share of Common Stock (i.e., exercise of two Public Warrants at a cash price of $11.50 entitles the holder to purchase one share of Common Stock) (the “Exercise Price”). Pursuant to the Warrant Agreement, a holder may exercise its warrants only for a whole number of shares. This means that only an even number of Public Warrants may be exercised at any given time by a holder.

Payment of the Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Those who hold their Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Public Warrants may exercise their Public Warrants by sending:

1.	The Warrant Certificate;

2.	A fully and properly completed “Election to Purchase” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Public Warrants being exercised; and

3.	The exercise funds via wire transfer,

to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Telephone: (212) 509-4000

The method of delivery of the Public Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The Warrant Certificate, the fully and properly completed Election to Purchase and the exercise funds must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Purchase together with the related Warrant Certificate and exercise funds before such time will result in such holder’s Public Warrants being redeemed at the Redemption Price of $0.01 per Public Warrant and not exercised.

For holders of Public Warrants who hold their warrants in “street name,” provided that the Exercise Price for the Public Warrants being exercised and a Notice of Guaranteed Delivery are received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date, broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m. New York City time on May 7, 2021, to deliver the Public Warrants to the Warrant Agent. Any such Public Warrant received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed or the exercise funds being submitted will be deemed to have been delivered for redemption at the Redemption Price of $0.01 per Public Warrant, and not for exercise.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Public Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Public Warrants.

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Any questions you may have about redemption and exercising your Public Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Sincerely,

Vincerx Pharma, Inc.

/s/ Dr. Ahmed M. Hamdy
Dr. Ahmed M. Hamdy
Chief Executive Officer

Annex A

VINCERX PHARMA, INC.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of common stock, $0.0001 par value per share (the “Shares”), of Vincerx Pharma, Inc. (the “Company”) and herewith tenders payment for such Shares to the order of the Company in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of __________________, whose address is __________________ and that such Shares be delivered to ___________________, whose address is _________________________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of_____________________, whose address is ________________________ and that such Warrant Certificate be delivered to_____________________, whose address is _________________________.

Date: , 2021

(Signature)

(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).